UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 26, 2007

IPSCO INC.

(Exact name of registrant as specified in its charter)

Canada	001-14568	98-0077354
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

650 Warrenville Road, Suite 500, Lisle, Illinois		60532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:      (630) 810-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (se General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry Into a Material Definitive Agreement.

Effective February 23, 2007, IPSCO Inc. (the “Company”) adopted a shareholders rights plan (the “Plan”), which will replace its existing Shareholder Rights Plan (dated April 29, 2004) which expires at the close of business of the Company’s Annual Meeting of Shareholders scheduled to take place on April 27, 2007 (the “Annual Meeting”).  The Plan will be submitted to the Company’s shareholders at its Annual Meeting.

Summary of the Plan

The principal terms of the Plan are summarized below.  Capitalized terms used, but not otherwise defined, in this summary have the respective meanings ascribed to such terms in the Plan.  The Plan was implemented pursuant to the Shareholder Rights Agreement (the “Rights Agreement”), dated February 23, 2007, between the Company and Computershare Trust Company of Canada, as Rights Agent.  In order to implement the Plan, the Board of Directors of the Company has authorized and declared the distribution of one Right in respect of each Common Share outstanding at the Effective Time (as defined in the Plan set forth in Exhibit 4.1 of this Form 8-K).  Rights are also issued for each additional Common Share issued after the Record Time as defined in the Plan and prior to the earlier of the Separation Time (as defined below) and the Expiration Time (as defined below).

Until the Separation Time, the Rights trade together with the Common Shares and are not exercisable.  After the Separation Time, the Rights will become exercisable, will be evidenced by Rights certificates and will be transferable separately from the Common Shares.  Upon the occurrence of a Flip-in Event (as defined below), each Right will entitle the holder thereof to purchase Common Shares having a market price of $700 for $350.

The “Separation Time” is defined in the Plan as the close of business on the eighth trading day (or such later date as may be determined by the Board of Directors) after the earlier of:

(i)    the Stock Acquisition Date, which is the date of the first public announcement that a Person has become an Acquiring Person (defined in the Plan as a person who has acquired, other than pursuant to an exemption available under the Plan or pursuant to a Permitted Bid, beneficial ownership of 20% or more of the Common Shares);

(ii)   the date of the commencement of, or first public announcement of an intention to commence, a take-over bid (other than a Permitted Bid or a Competing Permitted Bid); and

(iii)  the date upon which a Permitted Bid or Competing Permitted Bid ceases to be such.

A “Permitted Bid” is defined in the Plan as a take-over bid made by take-over bid circular and which also complies with the following requirements:

(i)                the take-over bid is made to all holders of Voting Shares; and

(ii)             the take-over bid is open for at least 60 days and more than 50% of the outstanding Voting Shares (other than Voting Shares beneficially owned by the offeror on the date of the bid) must be tendered under the bid and not withdrawn before any Voting Shares may be taken up and paid for and, if 50% of the Voting Shares are so tendered and not withdrawn, an announcement of such fact must be made and the bid must remain open for a further ten business days.

“Expiration Time” is defined in the Plan as the close of business on the date that the Plan is terminated.

The Plan allows for a Competing Permitted Bid to be made while the Permitted Bid is in existence.  A “Competing Permitted Bid” is a take-over bid which satisfies all the requirements of a Permitted Bid except that it may expire on the same date as the Permitted Bid, subject to the statutory requirement that it be outstanding for a minimum period of 35 days.

If an offeror successfully completes a Permitted Bid, the Plan provides that all outstanding Rights will be redeemed at $0.0001 per Right (the “Redemption Price”).

If a potential offeror does not wish to make a Permitted Bid, it can negotiate with, and obtain the prior approval of the Board of Directors to make a bid to all Shareholders by take-over bid circular on terms which the Board of Directors considers to be fair to all Shareholders.  In such circumstances, the Board of Directors may waive the application of the Plan to that transaction, thereby allowing such bid to proceed without dilution to the Offeror, and will be deemed to have waived the application of the Plan to all other contemporaneous bids made by take-over bid circular to all Shareholders.  The Board of Directors can also waive the application of the Plan if an Acquiring Person chooses to reduce its beneficial ownership of Common Shares so that it ceases to be an Acquiring Person and must waive the Plan in the event that such a person has become an Acquiring Person by inadvertence.

Under the Plan, a “Flip-in Event” is any transaction or event in which any Person becomes an Acquiring Person.  Except as set out below, from and after the close of business on the eighth trading day following the Stock Acquisition Date:

(i)               any Rights beneficially owned by the Acquiring Person and affiliates, associates and transferees of the Acquiring Person or any person acting jointly or in concert with the Acquiring Person will become void; and

(ii)            each Right (other than Rights which are void) will entitle the holder thereof to purchase Common Shares having a market price of $700 for $350 (i.e. at a 50% discount to market).

A Flip-in Event that is not approved by the Board of Directors will result in significant dilution to an Acquiring Person and also to holders of Rights not exercising their Rights upon the occurrence of the Flip-in Event.  The Board of Directors may, with the approval of Shareholders, at any time prior to the occurrence of a Flip-in Event, elect to redeem all of the outstanding Rights at the Redemption Price. The Board of Directors may also elect to redeem the outstanding Rights at the Redemption Price if a take-over bid that is not a Permitted Bid Acquisition is withdrawn or otherwise terminated after the Separation Time but prior to the occurrence of a Flip-in Event.

Investment advisors (for client accounts), mutual funds and their managers and Board of Directors, trust companies (acting in their capacities as Board of Directors and administrators), statutory bodies managing investment funds (for employee benefit plans, pension plans, insurance plans or various public bodies), administrators or trustees of registered pension funds, plans or related trusts and Crown agencies acquiring 20% or more of the Common Shares are exempted from triggering a Flip-In Event, provided that they are not making, and are not part of a group making a take-over bid for the Common Shares.

The Company may, from time to time supplement or amend the Plan to correct clerical or typographical errors or to maintain the validity of the Plan as a result of a change in law. Once shareholder approval is received, all other amendments will require shareholder approval.

A shareholder reconfirmation process must occur at the annual meeting of Shareholders to be held in 2010 in order for the Plan to remain in effect until February 2013. A similar reconfirmation process must occur at the Company’s annual meeting in 2013 in order for the Plan to remain in effect until 2016. Failing such reconfirmation, the Plan and all outstanding Rights thereunder will terminate.

A copy of the Rights Agreement is set forth in Exhibit 4.1 hereto and is incorporated by reference.  The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 3.03        Material Modification to the Rights of Security Holders.

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 9.01        Financial Statements and Exhibits.

(d)         Exhibits

4.1                   Shareholders Agreement, dated as of February 23, 2007, between IPSCO Inc. and Computershare Trust Company of Canada, as Rights Agent, which includes the Form of Rights Certificate as Exhibit A.

99.1             Press release of IPSCO Inc. issued February 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPSCO Inc.

By:	/s/ Leslie T. Lederer
Vice President, General Counsel &
Corporate Secretary

DATED:  February 26, 2007